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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): May 10, 2000


                                HNC SOFTWARE INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

            0-26146                               33-0248788
   (Commission File Number)         (I.R.S. Employer Identification Number)


                5935 Cornerstone Court West, San Diego, CA 92121
                ------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (858) 546-8877
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

        Retek Inc., a Delaware corporation ("Retek") is a subsidiary of HNC Software Inc. ("HNC") and as of the date of this report HNC owns approximately 86% of the outstanding common stock of Retek.

        On May 10, 2000, Retek completed its previously announced acquisition of High Touch Technologies, Inc., a Florida corporation ("HighTouch"), from Kipling Investments Labuan Limited ("Kipling"), who was HighTouch's sole stockholder prior to the acquisition. In the acquisition, a wholly owned subsidiary of Retek was merged with and into HighTouch, with HighTouch surviving the merger as a wholly owned subsidiary of Retek. HighTouch is a software company that develops multi-channel customer relationship solutions.

        In the merger, the capital stock of HighTouch was converted into the right to receive an aggregate of $18 million in cash and 389,057 shares of Retek common stock, all of which shares were issued to Kipling as HighTouch's former sole stockholder. In addition, each option to purchase HighTouch common stock that was outstanding immediately prior to the time of the merger ("HighTouch Options") were assumed by Retek and were converted into options to purchase an aggregate total of 38,283 shares of Retek common stock ("Retek Options"). Each HighTouch Option was converted into a Retek Option to purchase the number of shares of Retek common stock equal to the number of shares of HighTouch common stock that were subject to such HighTouch Option multiplied by an exchange ratio for the merger, at an exercise price per Retek share equal to the pre-merger exercise price of the assumed HighTouch options divided by the same exchange ratio. Retek used newly-issued shares of its common stock and internal funds as the purchase price for the acquisition.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements of Business Acquired.

                None required under Rule 3-05(b) of Regulation S-X.

        (b) Pro Forma Financial Information.

                None required under Rule 3-05(b) of Regulation S-X.

        (c) Exhibits.

                The following exhibits are filed herewith:

        2.01 Agreement and Plan of Merger among Retek Inc., HT Acquisition, Inc., HighTouch Technologies, Inc., and Kipling Investments Labuan Limited dated as of April 17, 2000. Pursuant to Item 601(b)(2) of Regulation of S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HNC SOFTWARE INC.


DATE: May 25, 2000                          By: /s/ Russell C. Clark
                                               ---------------------------------
                                               Russell C. Clark,
                                               Vice President, Corporate Finance

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                                INDEX TO EXHIBITS


Exhibit                         Description
-------                         -----------
 2.01       Agreement and Plan of Merger among Retek, Inc., HT Acquisition,
            Inc., HighTouch Technologies, Inc., and Kipling Investments Labuan
            Limited dated as of April 17, 2000.

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